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                                                                       EX 4.7

                                   BOLLE INC.

                           1998 STOCK INCENTIVE PLAN



PURPOSE

         The purpose of the Plan is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Subsidiaries and Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and Affiliates and promoting an identity of interest between stockholders and these employees.

         So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing. The Plan also provides for the automatic formula grant of Restricted Stock to Non-Employee Directors.

DEFINITIONS

         The following definitions shall be applicable throughout the Plan.


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     "Affiliate" means any affiliate of the Company within the meaning of 17
     CFR ss. 230.405.

     "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award, Stock Bonus Award or Director Stock Award.

     "Award Period" means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

     "BEC" means BEC Group, Inc., a Delaware corporation and former Parent of the Company.

     "Board" means the Board of Directors of the Company.

     "Cause" means the Company, a Subsidiary or Affiliate having cause to terminate a Participant's employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony.

     "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable Award agreement states otherwise, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as that term is used in
     Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years beginning on the date of the consummation of the Spinoff, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors, or approved by directors, at the beginning of the Spinoff period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the


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     assets of the Company. Neither the Spinoff nor any merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     "Committee" means the full Board, the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan.

     "Common Stock" means the common stock par value $0.01 per share, of the Company.

     "Company" means Bolle Inc.

     "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

     "Director Stock Option" means the Award of a Nonqualified Stock Option to Non-Employee Directors pursuant to Section 12.

     "Director Stock Option Agreement" means the agreement entered into with respect to a Director Stock Option pursuant to Section 12.

     "Disability" means disability as defined in the long-term disability plan of the Company, a Subsidiary or Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

     "Disinterested Person" means a person who is (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of
     Section 162(m) of the Code; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.



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     "Eligible Person" means any (i) person regularly employed by the Company, a Subsidiary or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company, a Subsidiary or Affiliate; or (iii) consultant to the Company, a Subsidiary or Affiliate.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fair Market Value" on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported;
     (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or
     (iv) notwithstanding clauses (i) - (iii) above, with respect to Awards granted as of the consummation of the Spinoff, the initial offering price of the Stock to the public in connection with the Spinoff.

     "Holder" means a Participant who has been granted an Award.

     "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

     "Non-Employee Director" means a director of the Company who is not also an employee of the Company.

     "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

     "Normal Termination" means termination of employment or service with the Company and all Subsidiaries and Affiliates:



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         Upon retirement pursuant to the retirement plan of the Company, a
         Subsidiary or Affiliate, as may be applicable at the time to the Participant in question;

         On account of Disability;

         With the written approval of the Committee; or

         By the Company, a Subsidiary or Affiliate without Cause.

     "Option" means an Award granted under Section 7 of the Plan.

     "Option Period" means the period described in Section 7(c).

     "Option Price" means the exercise price set for an Option described in
     Section 7(a).

         (ab) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to
Section 6 and a Non-Employee Director who has received an automatic grant of Options pursuant to Section 12.



         (ac) "Performance Goals" means the performance objectives of the Company, a Subsidiary or Affiliate during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

         (ad) "Performance Share Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

         (ae) "Phantom Stock Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under
Section 10 of the Plan.

         (af)     "Plan" means the Company's 1998 Stock Incentive Plan.

         (ag) "Restricted Period" means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 10.

         (ah) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in
Section 10.

         (ai) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 10 of the Plan.



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         (aj) "Securities Act" means the Securities Act of 1933, as amended.

         (ak) "Spinoff" means the pro rata spinoff to the stockholders of BEC of all of the common stock of the Company held by BEC in connection with a Registration Statement on Form S-1.

         (al) "Stock" means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

         (am) "Stock Appreciation Right" or "SAR" means an Award granted under
Section 8 of the Plan.

         (an) "Stock Bonus" means an Award granted under Section 11 of the Plan.

         (ao) "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

         (ap) "Subsidiary" means any subsidiary of the Company as defined in
Section 424(f) of the Code.

         (aq) "Vested Unit" shall have the meaning ascribed thereto in Section 10(e).

EFFECTIVE DATE, DURATION

         The Plan is effective as of January    , 1998, the date of adoption of
the Plan by the Board.

         The expiration date of the Plan, after which no Awards may be granted hereunder, shall be January , 2008; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

ADMINISTRATION

         The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

         Subject to the provisions of the Plan, the Committee shall have exclusive power to:



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     Select the Eligible Persons to participate in the Plan;

     Determine the nature and extent of the Awards, other than Director Stock Options, to be made to each Participant;

     Determine the time or times when Awards, other than Director Stock Options, will be made;

     Determine the duration of each Award Period and Restricted Period, except with respect to a Director Stock Option;

     Determine the conditions to which the payment of Awards, other than Director Stock Options, may be subject;

     Establish the Performance Goals for each Award Period;

     Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

     Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

         The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

         The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

     Subject to Section 14, the aggregate number of shares of Stock available for issuance with respect to all Awards is 2,000,000 shares;

     Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Phantom Stock Unit or Performance Share Unit shall be


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     surrendered, terminate, expire, or be forfeited, the number of shares of
     Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

     Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

     No person may be granted Options or SARs under the Plan with respect to more than 2,000,000 shares of Stock.

ELIGIBILITY

         Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan and Non-Employee Directors who receive Director Stock Options.

DISCRETIONARY GRANT OF STOCK OPTIONS

         The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

     OPTION PRICE. The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e), the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value of a share of Stock; provided, however, that all Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant.

     MANNER OF EXERCISE AND FORM OF PAYMENT. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (provided, however, that such shares have either been held for six months or previously acquired on the open market) or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable


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     instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

     OPTION PERIOD AND EXPIRATION. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option for any reason, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

         If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

         If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company, a Subsidiary or Affiliate, or within three months of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

         If the Holder ceases employment or service with the Company and all Subsidiaries and Affiliates for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

     STOCK OPTION AGREEMENT - OTHER TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:



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         Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

         Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

         Subject to Section 13(k), Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him.

         Each Option shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

         Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

         Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

     INCENTIVE STOCK OPTION GRANTS TO 10% STOCKHOLDERS. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least


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     110 percent of the Fair Market Value (on the Date of Grant) of the Stock
     subject to the Option.

     $100,000 PER YEAR LIMITATION FOR INCENTIVE STOCK OPTIONS. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

     VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

STOCK APPRECIATION RIGHTS

         Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

     VESTING. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

     AUTOMATIC EXERCISE. If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the


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     corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

     PAYMENT. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. With respect to SARs exercised before the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for one year, the Company shall issue or transfer to the Participant shares of Stock with a Fair Market Value at such time equal to 100 percent of any such excess. With respect to SARs exercised after the Company has been subject to such reporting requirements for at least one year, the Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

     METHOD OF EXERCISE. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

     EXPIRATION. Except as otherwise provided in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

PERFORMANCE SHARES

     AWARD GRANTS. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. At the beginning of each Award Period, the Committee will establish in writing Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders' equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.



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     DETERMINATION OF AWARD. At the completion of a Performance Share Award
     Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant's Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

     PARTIAL AWARDS. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

     PAYMENT OF PERFORMANCE SHARE UNIT AWARDS. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

     ADJUSTMENT OF PERFORMANCE GOALS. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or
     (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that with respect to such Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility for such Award under Section 162(m) of the Code.

DISCRETIONARY RESTRICTED STOCK AWARDS AND PHANTOM STOCK       UNITS

     AWARD OF RESTRICTED STOCK AND PHANTOM STOCK UNITS.

         The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards to Eligible


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

         Persons, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

         The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Participant shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

         Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

         The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder's account ("Dividend Equivalents"). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder's account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

     RESTRICTIONS.

         Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

         Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

         The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

     RESTRICTED PERIOD. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee.

     FORFEITURE PROVISIONS. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Subsidiaries and Affiliates during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows.

         Upon the voluntary resignation of a Participant or discharge by the Company, a Subsidiary or Affiliate for Cause, the Non-Vested Portion of the Award shall be completely forfeited.

         Upon Normal Termination, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

         Upon death, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant's beneficiary as soon as practicable following death.

     DELIVERY OF RESTRICTED STOCK AND SETTLEMENT OF PHANTOM STOCK UNITS. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in
     Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

         Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

     STOCK RESTRICTIONS. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the lapse of all restrictions with respect to such Stock:

                  "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock
         Agreement, dated as of          , between

         Bolle Inc. and       . A copy of such Agreement is on file at the
         offices of the Company at        ."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

STOCK BONUS AWARDS

         The Committee may issue unrestricted Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

AUTOMATIC GRANTS OF STOCK OPTIONS TO NON-EMPLOYEE    DIRECTORS

         Upon the consummation of the Spinoff each Non-Employee Director shall be automatically granted a Nonqualified Stock Option to purchase 3,333 shares of Stock. Thereafter, on the date any person first becomes a Non-Employee Director, such person shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to purchase 3,333 shares of Stock. Thereafter, beginning in 1999, for the remainder of the term of the Plan and provided he remains a Non-Employee Director of the Company, on the date of each of the Company's Annual Meeting of Stockholders, each Non-Employee Director shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to purchase 1,000 shares of Stock. All such Options granted to Non-Employee Directors shall hereinafter be referred to as Director Stock Options.



         (a) OPTION PRICE; TERM. All Director Stock Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant. All Director Stock Options shall vest and become exercisable over a period of four years at the rate of 25% of each grant annually on each of the four consecutive anniversaries of the Date of Grant directly following the Date of Grant provided the Non-Employee Director's services as a director continues through each such anniversary. The term of each Non-Employee Director Option ("Term"), after which each such Option shall expire, shall be ten years from the date of Grant.



         (b) EXPIRATION. If prior to the expiration of the Term of a Director Stock Option the Non-Employee Director shall cease to be a member of the Board for any reason other than his death, the

Director Stock Option shall expire on the earlier of the expiration of the Term or the date that is three months after the date of such cessation. If prior to the expiration of the Term of a Director Stock Option a Non-Employee Director shall cease to be a member of the Board by reason of his death, the Director Stock Option shall expire on the earlier of the expiration of the Term or the date that is one year after the date of such cessation. In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Director Stock Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation.



         (c) DIRECTOR STOCK OPTION AGREEMENT. Each Director Stock Option shall be evidenced by a Director Stock Option Agreement, which shall contain such provisions as may be determined by the Committee.



         (d) NONTRANSFERABILITY. Subject to Section 13(k), Director Stock Options shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Non-Employee Director's lifetime only by him.

GENERAL

     ADDITIONAL PROVISIONS OF AN AWARD. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

     PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company, a Subsidiary or an Affiliate, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

     CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

     DESIGNATION AND CHANGE OF BENEFICIARY. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Performance Share Units, Phantom Stock Units or Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

     PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

     FUNDING. Except as provided under Section 10, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     NONTRANSFERABILITY. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities, subject to such conditions or limitations as it may establish.

     RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the

     Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

     RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

     EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

     PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

     TERMINATION OF EMPLOYMENT. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

CHANGES IN CAPITAL STRUCTURE

         Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under
Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for Awards under
Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

         Notwithstanding the above, in the event of any of the following:

         A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

         B. All or substantially all of the assets of the Company are acquired by another person;

         C.       The reorganization or liquidation of the Company; or

         D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 14 may be varied by the Committee in any particular Award agreement.

EFFECT OF CHANGE IN CONTROL

         Except to the extent reflected in a particular Award agreement:

     In the event of a Change in Control, notwithstanding any vesting schedule with respect to an Award of Options (including Director Stock Options), SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of such Phantom Stock Units or shares of Restricted Stock.

     In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee's determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

     In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

AMENDMENTS AND TERMINATION

         The Board may at any time terminate the Plan. Subject to Section 14, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would materially alter the Plan or which would specifically:

     Materially increase the maximum number of shares of Stock which may be issued pursuant to Awards, except as provided in Section 14;

     Change the maximum Option Price;

     Extend the maximum Option Period;

     Extend the termination date of the Plan; or

     Change the class of persons eligible to receive Awards under the Plan;



EFFECT OF SECTION 162(M) OF THE CODE

         Generally, in order for Options and SARs to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code), they must be issued under a plan approved by the shareholders of a company, granted by a Disinterested Committee and must have a per share exercise price no less than the Fair Market Value of one share of Stock as of the date of grant. In addition, the plan must state the maximum number of shares that may be granted with respect to Options or SARs to any person during a specified time period.



         Because the Company was a subsidiary of BEC, a "publicly held corporation" (within the meaning of Section 162(m) of the Code), that became "publicly held" (within the meaning of Section 162(m) of the Code) as a result of a spinoff, the Plan is exempt from the shareholder approval requirements of
Section 162(m) of the Code for a period of time pursuant to Treasury Regulation
Section 1.167-27(f)(4)(iii). The Company may rely on this exemption only for Options and SARs granted prior to the first regularly scheduled meeting of the shareholders of the Company that occurs more than twelve months after the date that the

Company so became a publicly held corporation. Thereafter, in order for Options and SARs to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code) the shareholder approval requirements of Section 162(m) of the Code must be satisfied and the Plan must be approved by a vote of the shareholders of the Company.



                                     * * *



As adopted by the Board of Directors of

Bolle Inc. as of January   , 1998

                            RULES OF THE BOLLE INC.
                               STOCK OPTION PLAN
                              FOR FRENCH EMPLOYEES

1.       INTRODUCTION

Bolle Inc.(the "Company") has established the Bolle Inc. 1998 Stock Incentive Plan (the "US Plan") for the benefit of certain employees of the Company, its subsidiaries and affiliates, including its French Subsidiaries, BOLLE S.N.C. and BOLLE DIFFUSION (the "Subsidiaries") of which the Company holds indirectly 100% of the capital. The Board of Directors of the Company has determined that it is advisable to establish a sub-plan for the purposes of permitting stock options granted under the US Plan to qualify for favorable French tax and social security treatment. The Board of Directors, therefore, intends to establish a sub-plan of the US Plan for the purpose of granting options which qualify for the favorable tax and social security treatment in France applicable to options granted under the Law n(0) 70-1322 of December 31, 1970, as subsequently amended, to qualifying employees who are resident in France for French tax purposes. The terms of the US Plan, as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Bolle Inc. Stock Option Plan for French Employees (the "French Plan"). Under the French Plan, the qualifying employees will be granted only stock options. In no case will they be granted other Awards, as referred to in the US Plan.

2.       DEFINITIONS

         Terms used in the French Plan shall have the same meanings as set forth in the US Plan, except as specifically provided herein.

         For the purposes of this French Plan, the term "Option" shall have the following meaning:

         Purchase options, that are rights to acquire shares repurchased by the Company prior to the grant of said options.

3.       ENTITLEMENT TO PARTICIPATE

         Any Employee of the Subsidiaries shall be eligible to receive Options under the French Plan. However, options cannot be issued under the French Plan to employees or executives owning more than ten percent (10%) of the Company's capital shares or to individuals other than employees and corporate executives of the Subsidiaries. Options may not be issued to directors of the Subsidiaries, unless they are employed by the Subsidiaries.

4.       OPTION PRICE

         The Option Price per share of common stock payable pursuant to Options issued hereunder shall be fixed by the Committee on the date the Option is granted, but in no event shall the Option Price per share be less than the greater of:

         a. with respect to purchase options over the common stock, the higher of either 95% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the grant date or 95% of the average purchase price paid for such common stock by the Company;

         b.       the minimum option exercise price permitted under the US
                  Plan.

5.       EXERCISE OF AN OPTION

         Upon exercise of an Option, the full Option Price will have to be paid either by check or credit transfer.

The shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder.

6.       CHANGES IN CAPITALIZATION

         In compliance with French law, neither the Option Price nor the number of shares subject to an Option issued hereunder, shall be modified during the Options' duration. Adjustments to the Option Price or number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under such Option only in the case of one or more of the following transactions by the Company:

         a. an increase of corporate capital by cash contribution;

         b. an issuance of convertible or exchangeable bonds;

         c. a capitalization of retained earnings, profits, or issuance premiums;

         d. a distribution of retained earnings by payment in cash or shares;
            and

         e. a reduction of corporate capital by set off against losses.

7.       DEATH

         In the event of the death of a French Holder, said individual's heirs may exercise the Option within 6 months following the death, but any vested Option which remains


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

unexercised shall expire 6 months following the date of the Holder's death.

8.       INTERPRETATION

         It is intended that Options granted under the French Plan shall qualify for the favorable tax and social security treatment applicable to stock options granted under the Law n(0) 70-1322 of December 31, 1970, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly.

9.       AMENDMENTS

         Subject to the terms of the US Plan, the Committee reserves the right to amend or terminate the French Plan at any time.

10.      ADOPTION

         The French Plan was adopted by a meeting of the Board of Directors of the Company, held on January __, 1998.



                                 --------------------------
                                 For Bolle Inc.



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